                                                                   Exhibit 10.16

            SETTLEMENT AND SEPARATION AGREEMENT AND GENERAL RELEASES

            This Settlement and Separation Agreement and General Releases
("Agreement") is made and entered into by and between Charles Omphalius
("Omphalius") and SoftWave Media Exchange, Inc. ("SoftWave") as of March 26,
2007.

            WHEREAS, SoftWave employed Omphalius as its President pursuant to a written employment agreement between itself and Omphalius made January 19, 2006
(the "Employment Agreement"), and SoftWave terminated said employment of
Ompahalius on August 8, 2006;

            WHEREAS, Omphalius commenced, and there is still pending, an arbitration proceeding in the American Arbitration Association against SoftWave, alleging that SoftWave breached the Employment Agreement in terminating
Omphalius' employment with SoftWave and by not making certain payments allegedly due to him, and the American Arbitration Association assigned said arbitration proceeding number 19 116 Y 00155 06 (said arbitration proceeding hereinafter refereed to as the "Arbitration");

            WHEREAS, the parties hereto have agreed to compromise and settle all claims that Omphalius has alleged or could have alleged in the Arbitration, on the terms set forth below, without the admission by SoftWave of any liability to
Omphalius; and

            WHEREAS, this Agreement governs the terms of Omphalius's separation from SoftWave.

            NOW, THEREFORE, in consideration of the terms, conditions and agreements contained herein, and intending to be legally bound, Omphalius and
SoftWave hereby agree as follows:

            1. SEVERANCE. In consideration for (a) Omphalius's agreement to the terms of this Agreement, including the general release set forth in paragraph
3(a) herein, and (b) the signature and prompt delivery by the attorneys for
Omphalius of written notice in the form of Exhibit A hereto to the American
Arbitration Association of dismissal of the Arbitration with prejudice, SoftWave agrees to pay to Omphalius the total amount of five hundred thousand dollars
($500,000.00), without any interest and less applicable tax withholding obligations, in thirty-five (35) installments (hereinafter collectively referred to as the "Severance Benefits"). Immediately upon execution of this Agreement,
Omphalius shall submit to SoftWave a completed W-4 tax form for the tax years
2007 and 2008. The first installment of Severance Benefits shall be in the amount equal to seventy-five thousand dollars ($75,000.00) less applicable tax withholding obligations. Each of the remaining thirty-four installments of
Severance Benefits shall be in the amount equal to twelve thousand five hundred dollars ($12,500.00) less applicable tax withholding obligations. The first installment of Severance Benefits shall be paid by SoftWave to Omphalius by check, in the amount equal to seventy-five thousand dollars ($75,000.00) less applicable tax withholding obligations, delivered to Omphalius within three (3)
business days after the date on which Herbert C. Ross, Jr. receives a counterpart of this Agreement as signed by Omphalius with his signature properly dated and notarized. After the first installment of Severance Benefits, each of the remaining thirty-four (34) installments of Severance Benefits shall be paid by SoftWave to Omphalius by delivery of a check, in the amount equal to twelve thousand five hundred dollars ($12,500.00) less applicable tax withholding obligations, to Omphalius twice per month over seventeen (17) consecutive months, commencing with April 2007 (when the first installment for such month is due on or before April 13, 2007), and ending with the check to be delivered on or before August 29, 2008, in accordance with SoftWave's regular payroll practices. Each check in payment of an installment of Severance Benefits due under this paragraph shall be made payable to Omphalius. Omphalius acknowledges and agrees that (a) SoftWave's agreement to pay the Severance Benefits is in settlement and compromise of Omphalius' claims in the Arbitration, which
SoftWave disputes and as to which it denies any liability to Omphalius, and (b)
Omphalius is not due and will not otherwise be due any monies from SoftWave, including any unpaid salary, bonus, benefits, or other compensation, except as otherwise provided for within this paragraph. Omphalius acknowledges and agrees that he is not entitled to any health coverage from SoftWave, and Omphalius previously had the option of electing continuing health coverage under the
Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the costs of which were to be exclusively borne by Omphalius. The Severance
Benefits shall be paid without offset for any claims made by SoftWave against
Omphalius, including any claims for breach of this Agreement, unless and until any such claims are reduced to judgment by a court of competent jurisdiction. In the event that a court of competent jurisdiction or governmental agency issues an order directing SoftWave to make deductions from the Severance Benefits,
SoftWave may make such deductions from the Severance Benefits as required by such order. SoftWave shall give written notice of its receipt of such order to
Omphalius prior to making such deductions from the Severance Benefits.

            2. SEPARATION DATE. Omphalius acknowledges that his last day of employment with SoftWave and its parent was August 8, 2006 (the "Separation
Date"). Omphalius understands and agrees that, as of the Separation Date,
Omphalius is and was no longer authorized to conduct any business on behalf of
SoftWave or its parent or incur any expenses (except for cell phone charges in the total amount of approximately $500, and in any event less than $750,

incurred prior to December 1, 2006), obligations, or liabilities on behalf of
SoftWave or its parent. This Agreement in no way limits or prohibits Omphalius from conducting business on behalf of Integrated Marketing and Promotional
Solutions, Inc. ("IMPS").

            3. GENERAL RELEASES.

               (a) In exchange for the consideration provided to Omphalius within this Agreement, the receipt and sufficiency of which are hereby acknowledged, Omphalius irrevocably and unconditionally releases SoftWave; its predecessors, parent, subsidiaries, and affiliates; and its past, present and future officers, directors, agents, consultants, employees, representatives, and insurers, together with all successors and assigns of any of the foregoing
(collectively, the "SoftWave Releasees"), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that Omphalius, or any of his predecessors, legal representatives, heirs, executors, successors or assigns, ever had, now has, or hereinafter can, shall, or may have against the SoftWave Releasees, or any of them, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement, except for any action, claim, or right of action for contribution or indemnification that Omphalius may have against SoftWave or its parent based on any fraud or intentional tortious conduct alleged to have been committed by directors, officers and/or employees of SoftWave or its parent, other than Omphalius, during the period from January
18, 2006 through August 8, 2006. Such release includes, but is not limited to,

any and all claims, demands, actions, causes of action, or rights of action that
Omphalius, or Omphalius' predecessors, legal representatives, heirs, executors, successors or assigns, ever had, now has, or hereinafter can, shall, or may have against the SoftWave Releasees, or any of them, for, upon, or by reason of (a)
any breach of the Employment Agreement or any other express or implied contract;
(b) any federal, state or local laws, restricting an employer's right to terminate employees, or otherwise regulating employment; (c) workers compensation, wage and hour, or other employee relations statutes, executive orders, ordinance, or regulations, including any rights or claims under Title
VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the
Family and Medical Leave Act of 1993, the Civil Rights Act of 1866, the Employee
Retirement Income Security Act of 1974, the Age Discrimination in Employment Act
of 1967, the Fair Labor Standards Act, the WARN Act, or any state or local laws covering the same subject matter; (d) any tort (including, without limitation, any negligent conduct, invasion of privacy, or defamation); (e) any federal, state, or local laws providing recourse for retaliation, wrongful discharge, dismissal or other obligations arising out of public policy; or (f) any physical or personal injury, fraud, negligent misrepresentations, and similar or related claims. The laws referred to in this section include statutes, regulations, other administrative guidance, and common law doctrines. Notwithstanding the foregoing, the general release in this paragraph 3(a) does not include
Omphalius's right to enforce the terms of this Agreement or any right of
Omphalius to bring an action against SoftWave or its parent based on any fraud or intentional tortious conduct alleged to have been committed by directors, officers and/or employees of SoftWave or its parent, other than Omphalius, during the period from January 18, 2006 through August 8, 2006. Except to enforce this Agreement, Omphalius agrees that he will not pursue, file or assert or permit to be pursued, filed or asserted any civil action, suit or legal proceeding seeking equitable or monetary relief (nor will Omphalius seek or in any way obtain or accept any such relief in any civil action, suit or legal proceeding) in connection with any matter concerning his employment relationship with SoftWave or with respect to all of the claims released herein arising from the beginning of the world up to and including the date of execution of this
Agreement (whether known or unknown to him and including any continuing effects of any acts or practices prior to the date of execution of this Agreement).

               (b) In exchange for the consideration provided to SoftWave within this Agreement, the receipt and sufficiency of which are hereby acknowledged,
SoftWave irrevocably and unconditionally releases Omphalius and his legal representatives, heirs, and executors (the "Omphalius Releasees") of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that SoftWave, or Softwave's parent, legal representatives, successors or assigns, ever had, now has, or hereinafter can, shall, or may have against the Omphalius Releasees, or any of them, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement, except for any action, claim, right of action, or cause of action for contribution or indemnification that SoftWave or its parent may have against Omphalius, based on any fraud or intentional tortious conduct alleged to have been committed by Omphalius as an officer and/or director of SoftWave or its parent during the period January 18, 2006 through August 8, 2006. Such release includes, but is not limited to, any and all claims, demands, actions, causes of action, or rights of action that
SoftWave, or SoftWave's parent, legal representatives, successors or assigns, ever had, now have, or hereinafter can, shall, or may have against the Omphalius
Releasees, or any of them, for, upon, or by reason of (a) any breach of the
Employment Agreement or any other express or implied contract; (b) any tort
(including, without limitation, any negligent conduct, invasion of privacy, or defamation); or (c) any physical or personal injury, fraud, negligent misrepresentations, and similar or related claims, except that such release does not include any action, claim, right of action, or cause of action for contribution or indemnification that SoftWave or its parent may have against
Omphalius, based on any fraud or intentional tortious conduct alleged to have been committed by Omphalius as an officer and/or director of SoftWave or its parent during the period January 18, 2006 through August 8, 2006.
Notwithstanding the foregoing, the general release in this paragraph 3(b) does not include SoftWave's rights to enforce the terms of this Agreement. Except to enforce this Agreement, SoftWave agrees that it will not pursue, file or assert or permit to be pursued, filed or asserted any civil action, suit or legal proceeding seeking equitable or monetary relief (nor will SoftWave seek or in any way obtain or accept any such relief in any civil action, suit or legal proceeding) with respect to all of the claims released herein arising from the beginning of the world up to and including the date of execution of this
Agreement (whether known or unknown to SoftWave and including any continuing effects of any acts or practices prior to the date of execution of this
Agreement).

            4. COMPANY INFORMATION AND PROPERTY. No later than March 30, 2007,
Omphalius will return to SoftWave or destroy all of the property and information of SoftWave and its parent in his possession including, but not limited to, the files, research reports, financial models, trading records, writings reflecting any strategies, compilations, studies, manuals, handbooks, memoranda, client lists or other client information of SoftWave and its parent, or other documents or records related to the business and operations of SoftWave and its parent, in any form in which they are maintained, and agrees that Omphalius will not retain any copies, duplicates, reproductions, or excerpts thereof in any form.
Omphalius also agrees to immediately return any computer equipment, Blackberry equipment, writing reflecting access codes, discs, software, building and office keys and access, and/or any other items in his possession owned by SoftWave or its parent.

            5. CONFIDENTIALITY. The parties agree that, except as ordered by a court of competent jurisdiction or as required in order for SoftWave or its parent to comply with their duties and/or obligations as a publicly traded company, the parties will not disclose, directly or indirectly, the underlying facts that led up to this Agreement or the terms, existence, or amount to be paid under this Agreement. The disclosing party shall give to the other party prompt written notice of any request or subpoena served by any party in any litigation or by any governmental agency, body, or officer, seeking disclosure of any of the underlying facts that led up to this Agreement or the terms, existence, or amount to be paid under this Agreement. The parties represent that they have not and will not, in any way, publicize the terms of this Agreement and agree that its terms are confidential and will not be disclosed by the parties except that the parties may discuss the terms of this Agreement with their attorneys, financial advisors, independent auditors, and accountants, or as required by law. In addition, Omphalius may discuss the terms of this
Agreement with members of his immediate family, and SoftWave may discuss the terms of this Agreement with the officers and directors of SoftWave's parent.

            6. NON-DISPARAGEMENT. (a) Omphalius represents and agrees that he shall refrain from making any written or oral statements to any person or entity with whom SoftWave or its affiliates or he has had or may have a business or social relationship which may reasonably be expected to impugn or degrade the character, integrity, or ethics of SoftWave or its parents, subsidiaries, affiliates, employees or clients, or which may reasonably be expected to damage the business, image or reputation of SoftWave or its parents, subsidiaries, affiliates, employees or clients. (b) SoftWave represents and agrees that it shall refrain from making any written or oral statements to any person or entity with whom Omphalius has had or may have a business or social relationship which may reasonably be expected to impugn or degrade the character, integrity, or ethics of Omphalius or which may reasonably be expected to damage the business, image or reputation of Omphalius.

            7. NOTICE TO THE AMERICAN ARBITRATION ASSOCIATION. Promptly upon this Agreement becoming effective, counsel for Omphalius shall give written notice to the American Arbitration Association of dismissal of the Arbitration with prejudice in the form annexed hereto as Exhibit A with a copy thereof promptly sent to the attorneys for SoftWave in the Arbitration.

            8. NO ADMISSION OF LIABILITY. Neither the terms herein nor any or all of the payments to be made pursuant to paragraph 1 herein shall be construed or deemed to be (a) any admission of liability by SoftWave to Omphalius or (b)
any admission of any allegation made by Omphalius in the Arbitration. SoftWave denies that it has any liability to Omphalius. SoftWave enters into this
Agreement in order to avoid the costs and inconvenience of further litigation of the Arbitration.

            9. APPLICABLE LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. Any dispute regarding this Agreement shall be resolved in the Courts located in New York State, without a jury (which is hereby expressly waived).

            10. ENTIRE AGREEMENT. This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties, except that the parties acknowledge and agree that, notwithstanding anything herein to the contrary, any confidentiality agreement between Omphalius and
SoftWave shall survive and remain in full force and effect in accordance with its terms. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed by both parties hereto: (i) its terms and conditions and any discussion relating thereto, without any exception whatsoever, shall not be binding or enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party charged to have made the waiver.

            11. ASSIGNMENT. The parties represent and warrant that they have not assigned or transferred any claim they are releasing, and have not purported to do so.

            12. MISCELLANEOUS. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

            13. ACKNOWLEDGEMENT. The parties acknowledge that they: (a) have carefully read this Agreement in its entirety; (b) have been advised to consult and have been provided with an opportunity to consult with legal counsel of their choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and have

                                       10

discussed them with their independent legal counsel or have been provided with a reasonable opportunity to do so; (d) have had answered to their satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; and (e) are signing this Agreement voluntarily and of their own free will and agree to abide by all the terms and conditions contained herein. In addition, Omphalius acknowledges that he was terminated as an officer and employee of SoftWave and its parent effective August 8, 2006 and resigned as a member of the Board of Directors of SoftWave and as a member of the Board of Directors of SoftWave's parent effective December 5, 2006.

            14. DUPLICATE ORIGINALS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be deemed a single document. All signatures need not be on the same copy.

                                       11

            IN WITNESS WHEREOF, the parties hereto have signed this Agreement and deemed this Agreement effective as of March 26, 2007.

                                    /s/ Charles Omphalius
                                    ---------------------
                                    CHARLES OMPHALIUS

STATE OF NEW YORK     )

                        SS.:

COUNTY OF WESTCHESTER )

On March 26, 2007, before me, the undersigned, personally appeared CHARLES
OMPHALIUS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within Settlement and Separation Agreement and General Releases and acknowledged to me that he executed the same.

                                    /s/ Brian Belowich
                                    -----------------------------------------------
                                    (SIGNATURE OF INDIVIDUAL TAKING ACKNOWLEDGMENT)

Brian Belowich
NOTARY PUBLIC, State of New York
Reg. No. 02BE6044383
Qualified in Westchester County
Commission Expires July 3, 2010

                                    SOFTWAVE MEDIA EXCHANGE, INC.

                                    By: /s/ Joshua Wexler
                                        -----------------------
                                        Joshua Wexler
                                        Chief Executive Officer

                                       12

STATE OF NEW YORK     )

                        SS.:

COUNTY OF WESTCHESTER )

On March 27, 2007, before me, the undersigned, personally came JOSHUA WEXLER, to me known or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within Settlement and Separation
Agreement and General Releases, who, by me duly sworn, did depose and say that deponent is the Chief Executive Officer of SoftWave Media Exchange, Inc., the
corporation described in and which executed the foregoing Settlement and
Separation Agreement and General Releases, and that deponent signed deponent's name pursuant to authority granted by the board of directors of the corporation.

                                    /s/ Ann M. Litty
                                    -----------------------------------------------
                                    (SIGNATURE OF INDIVIDUAL TAKING ACKNOWLEDGMENT)

Ann M. Litty
NOTARY PUBLIC, State of New York
No. O1L16030645
Qualified in Putnam County
My Commission Expires September 20, 2009

                                       13

      [Letterhead of DelBello Donnellan Weingarten Wise & Wiederkehr, LLP]

                                          March __, 2007

BY FACSIMILE (401-435-6529) AND MAIL

Joseph P. Conlon
Case Manager
American Arbitration Association
Northeast Case Management Center
950 Warren Avenue
East Providence, RI 02914

            Re: 19 116 Y 00155 06

            CHARLES OMPHALIUS V. SOFTWAVE MEDIA EXCHANGE, INC.
            -------------------------------------------------

Dear Mr. Conlon:

            We represent claimant Charles Omphalius in the referenced
arbitration proceeding. We hereby notify the American Arbitration Association that the referenced arbitration proceeding has been settled, and claimant's claims therein are withdrawn and dismissed with prejudice.

                                    Sincerely yours,

                                    ---------------------
                                    Bruce T. Belowich

                                    EXHIBIT A

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